Exhibit 10.7

OEM Contract

Party A (Client): Softto Trading (Guangzhou) Co., Ltd.

Unified Social Credit Code: 91440111MAE

Legal Representative: Wang Peng

Contact Number:

Address: Room P0011, 4th Floor, Xiongzhou Tonghe Plaza, No. 2091 Baiyun Avenue North, Baiyun District, Guangzhou

Party B (Processor): Guangzhou Kouyan Cosmetics Co., Ltd.

Unified Social Credit Code: 91440111783

Legal Representative: Jian Pan

Contact Number:

Address: Yongxing Village, Taihe Town, Baiyun District, Guangzhou

Contract Number:

Signing Location: Baiyun, Guangzhou Signing Date: November 28, 2024

In accordance with the principles of fairness, voluntariness, and mutual benefit, and in compliance with the “Civil Code of the People’s Republic of China” and other relevant laws and regulations, Party A and Party B have established this contract through friendly consultation as the guideline for their cooperation and the supply of products and services.

Article 1: Processing Products

Party B shall produce and supply relevant products according to the specifications, quantities, and quality requirements designated by Party A. The specific products shall be based on the purchase orders (hereinafter referred to as “Orders”). Scanned copies of the purchase orders shall have the same legal effect as the originals.

Article 2: License and Authorization Documents

1. Party A shall provide Party B with valid and effective documents such as the “Business License,” “Trademark Registration Certificate,” “Production Authorization Letter,” “Trademark Usage Authorization Letter,” and “China Product Barcode System Member Certificate,” and authorize Party B to carry out processing and production.

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2. Party B shall provide Party A with relevant inspection and filing services or channels to ensure that the processed products obtain product quality inspection reports, health inspection reports, and special-use cosmetics approval numbers in compliance with relevant laws and regulations.

3. Party B shall continuously hold the qualifications and licenses related to the commissioned products and provide Party A with copies stamped with Party B’s official seal, including but not limited to the business license, hygiene permit, production license, and other necessary approvals.

Article 3: Order Confirmation

1. Party A and Party B shall confirm orders via WeChat by issuing production orders signed and stamped by both parties, and the orders shall become effective upon being stamped by both parties.

2. If Party A needs to modify an order after it has taken effect, it shall submit a modification request to Party B. If Party B does not respond within twenty-four hours, it shall be deemed to have agreed to the modification of the order, and both parties shall perform their contractual obligations according to the new order. If Party B refuses the modification, it must explain the objective reasons for refusal to Party A, and both parties shall communicate to resolve the issue. However, for products that have already been produced before Party A proposes the modification, Party A shall accept them all. For products that have not yet been produced, production shall be suspended until both parties have communicated and reached an agreement. If any losses occur due to packaging materials, raw materials, or products as a result of Party A’s modification request, Party A shall bear the responsibility.

3. The products delivered by Party B shall be based on the effective orders finally confirmed by both parties.

4. Party B shall strictly adhere to the production orders issued by Party A and shall not produce beyond the scope of the orders. Otherwise, Party A reserves the right to refuse acceptance. If Party B’s overproduction causes losses to Party A, Party B shall compensate for such losses.

Article 4: Quality Requirements

1. Party B shall ensure that the product quality meets national quality standards and industry standards, and complies with the product quality standards agreed upon by both parties. If both parties provide samples as standards, the samples shall be confirmed and sealed by both parties, and two products per batch number shall be retained as samples before leaving the factory: one for each party, sealed and retained. Party B’s regulatory retention samples are not counted. If the quality standard of the sample is lower than the national standard or has the situation that is unfavorable to human health, then Party B shall promptly notify Party A and negotiate a solution.

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2. The packaging design and label identification of the products processed and manufactured by Party B on behalf of Party A shall comply with the relevant national standards, industry identification, and general standards for cosmetics. If any infringement occurs due to issues with Party A’s packaging materials, Party A shall bear the responsibility on its own, if cause losses to Party B, Party A should also compensate Party B for the actual losses. If Party A’s packaging materials do not comply with national laws and regulations, Party B has the right to stop production of the product, but Party B shall notify Party A in a timely manner so that Party A can replace the packaging materials promptly. If any infringement occurs due to issues with the packaging materials provided by Party B, Party B shall bear the responsibility, and if Party A suffers any losses, Party B shall also compensate for Party A’s direct losses. If the packaging materials provided by Party B do not comply with national laws and regulations, Party A has the right to request Party B to stop production of the product and require Party B to bear the procurement cost of the packaging materials for that batch and the corresponding direct losses caused to Party A.

3. Party A has the right to inspect Party B’s production facilities and products. If any issues are identified, Party B shall immediately rectify them until compliance is achieved. All additional costs incurred therefrom shall be borne solely by Party B.

4. Party B must strictly adhere to Party A’s production requirements. Otherwise, Party B is prohibited from affixing Party A’s trademarks. If Party B affixes Party A’s trademarks without authorization, Party A reserves the right to demand that Party B assume liability for breach of contract and infringement.

5. Party B guarantees that all products meet quality standards. If consumer complaints arise due to product quality defects, Party B shall assist Party A in resolving such issues. All actual costs incurred (including but not limited to compensation paid by Party A to consumers) shall be borne by Party B. Party B shall compensate Party A for any losses suffered as a result.

Article 5: Delivery and Acceptance

1. Delivery Schedule: Delivery shall be made by Party B in accordance with the time requirements of the order. In case of special circumstances that require a delay in delivery, prior consent from Party A must be obtained, and the delivery time shall be renegotiated with Party A. Otherwise, for each day of overdue delivery, a penalty of 5‰of the order amount shall be paid. If the delivery is not completed within 10 calendar days, Party A has the right to refuse to accept the batch of products and may choose whether to terminate the contract. However, Party B shall still compensate Party A in accordance with the above terms. If Party A cancels the order temporarily after placing it, Party A shall bear all the costs of the materials already purchased by Party B and compensate Party B for any other related expenses.

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2. Freight: To be borne by Party B.

3. Delivery Method and Freight Responsibility: Party B shall deliver the goods to the location designated by Party A (within Guangzhou), with the specific delivery location subject to each individual purchase order. The risk of product damage or loss shall transfer to Party A once the goods are delivered and accepted by Party A after inspection. During transportation, Party B shall take necessary measures to ensure the goods meet transportation standards, including waterproofing, moisture-proofing, pest prevention and dust protection. If Party A needs to change the delivery location before shipment, it shall notify Party B in advance, and Party B shall cooperate accordingly, any additional costs arising from such changes shall be borne by Party A. If Party A requests a temporary change to the delivery location after shipment, Party A shall bear any resulting costs. Freight charges under this contract shall be specified in the attached production order (including tax and freight).

4. Acceptance: Upon receipt of the goods, Party A shall conduct an on-site inspection of the quantity. If there are any objections to the quantity, Party A shall raise them with the carrier on the spot and contact Party B, and shall notify Party B of any objections within 7 working days after receipt of the goods. Failure to do so shall be deemed as no objection.

5. Party A shall inspect the external quality of the products within 7 working days after receipt. If any issues are found, Party A shall notify Party B in writing. Party B shall be responsible for free replacement or return. If there are quality issues with the products, Party A may request a refund or return from Party B, who shall bear the costs of raw materials, packaging materials, etc., and refund the payment already made by Party A. If Party A requests a replacement, Party B shall deliver the replacement products to the delivery location designated by Party A within 5 working days. If Party B fails to complete the replacement or return within the agreed time, Party A has the right to directly deduct the corresponding amount from the unpaid payment according to the order price. If Party A does not raise any objections within 7 working days after receipt of the goods, it shall be deemed that the acceptance is qualified. However, Party A’s confirmation of acceptance at this stage shall not exempt Party B from product quality liability arising from defects or flaws discovered by consumers during use that may affect them.

6. At any time during the product’s validity period, if Party A discovers any internal quality issues or hidden defects, and it is confirmed to be Party B’s responsibility through mutual consultation or a third-party testing institution, Party B shall be responsible for refunds and returns and shall bear all losses of Party A. If consumer complaints arise due to quality issues, Party B shall have the obligation to assist Party A in resolving the issue jointly, and all costs incurred shall be borne by Party B. For product design, formula, and packaging materials, if Party B has raised potential risks but Party A insists on using and producing them, Party B shall not bear the corresponding responsibility for any quality issues that arise.

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7. At the time of delivery, Party B shall submit a delivery note (including the delivery note number, Party B’s full company name, order number, material name, specification, and delivery quantity) stamped with the company seal. Party A’s personnel shall sign and stamp upon receipt of the goods.

8. Party B shall provide Party A with quality inspection reports, samples, and other relevant documents for the batch of products, including but not limited to one copy each of the quality inspection report, factory-issued certificate of conformity, and sample. Failure to provide the required documents shall result in a corresponding extension of Party A’s payment time.

9. Without Party A’s consent, if Party B delivers the goods in advance, Party A has the right to refuse acceptance.

10. Storage Method: Party B shall provide Party A with 30 days of free finished goods warehousing. If the storage period exceeds the free period, Party B shall charge Party A storage fee based on the occupied floor area at a rate of [20] yuan per square meter per month. This fee shall be paid to Party B together with the current payment for goods by Party A.

Article 6: Settlement Method

1. Settlement Method:

By the 5th of each month, Party B shall submit the previous month’s delivery account statement and the original delivery notes to Party A. Party A shall verify and confirm the documents within 5 working days after receipt and reply to Party B. Party B shall issue a value-added tax (VAT) special invoice for the relevant amount to Party A within 3 working days after receiving the confirmation. Party A shall pay the payment to Party B in accordance with the agreement within the last week of the month after receiving the invoice and confirming it to be correct (the above time nodes shall be extended accordingly if they fall on statutory holidays or public rest days).

2. The payment method shall be cash transfer. The designated account of Party B is as follows:

Account Name: Guangzhou Kouyan Cosmetics Co., Ltd.

Bank: Agricultural Bank of China Limited Guangzhou Longgui Branch

Account Number: 44069001040003630

3. Party A’s invoicing information:

Name: Softto Trading (Guangzhou) Co., Ltd.

Taxpayer Identification Number: 91440111MAE56G1XX8

Address and Phone: Room P0011, 4th Floor, Xiongzhou Tonghe Plaza, No. 2091 Baiyun Avenue North, Baiyun District, Guangzhou 020-31232634

Bank Account and Number: China Merchants Bank Guangzhou Branch, Science and Technology Park Sub-branch 120927191910001

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4. If Party B causes losses to Party A due to its own reasons, Party A may withhold payment to Party B in an amount equivalent to the loss until both parties reach a consensus on the matter.

Article 7: Product Guarantee

1. The product quality must comply with the quality standards, technical requirements, and environmental protection requirements stipulated by laws, administrative regulations, industry standards or specifications, and must also comply with Party A’s enterprise product standards. Party B confirms that it is aware of and agrees to execute according to these standards. Both parties agree that the product quality guarantee period shall be [3–4] years.

2. Party A has the right to take feasible measures to inspect and supervise Party B’s material procurement process, production process, process control, production standards, product quality, logistics, and transportation, and to offer reasonable suggestions and opinions. Party B shall not set any obstacles or refuse for any reason.

3. Upon receiving a complaint regarding product quality from Party A, Party B shall respond immediately and resolve the issue within 48 hours. Any third-party claims arising from product quality issues caused by Party B shall be fully compensated by Party B.

4. If Party A discovers quality issues in unsold products due to Party B’s reasons, Party B shall unconditionally complete the return or replacement within 10 days after receiving notice from Party A and bear all costs and transportation risks associated with the return or replacement by Party A.

5. Within the product’s product warranty period , for sold products that have quality issues due to Party B’s reasons and cause negative impacts on Party A’s brand, in addition to free returns and replacements, Party B shall also compensate Party A for losses at twice the product purchase price. If this is insufficient to cover the losses, Party B shall continue to compensate.

6. If quality issues arise due to improper storage by Party A, Party A shall bear the corresponding losses. For reasons not attributable to Party B, if Party A requires returns or replacements, it must negotiate with Party B. If Party B agrees in writing to the return or replacement, Party A shall bear the round-trip freight and the cost of the products.

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7. For production materials and packaging materials procured and provided by Party B, Party A promises that the order quantity entrusted to Party B for purchase shall meet the minimum order quantity of the material supplier. Otherwise, Party B has the right to refuse to accept the order. However, before Party A places the order, Party B has the obligation to inform Party A of the minimum order quantity of the materials. Party B shall bear joint liability for the quality of the production materials and packaging materials and the supplier. If Party B conceals defects in the production materials and packaging materials or uses materials and packaging that do not comply with the contract, national regulations, industry standards, or general standards for cosmetics, thereby affecting product quality, Party A has the right to demand returns or refuse to pay for the corresponding products. In addition, any remaining materials can be deducted from the payment according to the actual usage and amount in the next batch of orders. For packaging materials and raw materials that Party B strategically reserves beyond the order requirements without Party A’s consent, Party A shall not bear any responsibility.

8. For raw materials and packaging materials provided by Party A to Party B for processing, Party A shall provide effective quality inspection reports, acceptance standards, physical samples, etc., to Party B for record. Party B shall assist in the acceptance. If Party A fails to provide effective quality inspection reports or acceptance standards, Party B shall inspect according to the enterprise’s internal control standards, but Party B shall not bear any responsibility for the quality of the raw materials and packaging materials. If there are quality issues with the raw materials and packaging materials provided by Party A, Party B has the right to refuse acceptance and request Party A to provide them again. If a return or exchange is caused by Party B, and the corresponding raw materials and packaging materials were provided by Party A, or if the loss of such materials during Party B’s production process exceeds 0.1% (inclusive), Party B shall bear the relevant costs of such materials, including but not limited to purchase costs, logistics, and labor.

9. If the raw materials and packaging materials provided by Party A fail the inspection and Party A insists on using them, Party A shall bear all losses and quality risks. If this causes any losses to Party B, Party A shall also compensate for all direct losses caused to Party B.

10. If the raw materials and packaging materials provided by Party A are delayed in arrival, Party B’s delivery time shall be correspondingly extended, and Party B shall not bear any liability for delayed delivery. After production is completed, any remaining raw materials and packaging materials, except those that need to be continued to be used, shall be picked up by Party A within 3 months after production is completed. If they are not picked up within the deadline, it shall be deemed that Party A has abandoned the rights to the batch of goods, and Party B has the right to dispose of them on its own.

11. Without the written consent of Party A, Party B shall not use the raw materials provided by Party A on its own, nor shall it use the packaging materials provided by Party A for products other than the specific products or for other purposes without authorization. Party B shall not produce products entrusted by Party A or other products with the same formula on its own, nor shall it sell the products entrusted by Party A or other products with the same formula without authorization. If Party B violates the above terms, Party A has the right to demand that Party B pay a penalty of twice the total amount of the production or sale order and not less than 1 million yuan. If the penalty is insufficient to compensate for Party A’s losses, Party A has the right to demand compensation for actual losses.

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12. Without the written consent of Party A, Party B shall not transfer the processing of this contract to a third party other than Party B’s affiliated parties. Otherwise, Party B shall be deemed breach of contract, and Party A has the right to immediately terminate this contract and hold Party B liable for breach.

Article 8: Intellectual Property and Confidentiality Obligations

1. The content of this contract, orders, appendices, and any technical and business information of the other party and its customers obtained by both parties during the negotiation, signing, and performance of the contract (including but not limited to packaging technical specifications, production quality requirements, BOM list, customer information of the other party, technical and business information of the other party and its affiliated companies and customers, drawings, plans, specifications, methods, standards, material pricing, etc.) are all trade secrets. Except for the purpose of performing obligations under this contract, neither party shall use them on its own, license others to use them, or disclose them to any third party, and shall also ensure that its employees do not use, license others to use, or disclose them to any third party. Otherwise, the breaching party shall compensate the non-breaching party for the direct economic losses caused thereby.

2. The intellectual property rights provided by Party A to Party B (including but not limited to trademarks, corporate logos, product formulas and formula patent application rights, product packaging design copyrights held by Party A or its affiliated companies) belong to Party A. The intellectual property rights formed by Party B on behalf of Party A in research and development and production (including but not limited to product formulas and formula patent application rights, relevant copyrights and application registration rights, other utility models, design patents, invention patents and their application rights, etc.) all belong to Party A.

3. Party B shall not engage in any infringing production activities without Party A’s prior authorization. If Party B produces or sells unauthorized products that infringe upon Party A’s trademarks, product designs, or similar items (whether directly or indirectly), thereby causing loss to Party A, Party B shall compensate Party A for its direct losses. If the actual loss is difficult to calculate, the compensation shall not be less than 1 million yuan.

Article 9: Liability for Breach of Contract

1. If Party A delays payment without obtaining written consent from Party B, it shall pay a penalty of 0.5% of the total unpaid amount per day of delay. If the payment is not made within 10 calendar days after the due date, Party B has the right not to deliver the goods and to demand that Party A pay off the outstanding payment before delivery.

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2. If Party B fails to deliver the goods on time as stipulated in the contract without obtaining written consent from Party A, it shall pay a penalty of 0.5% of the total amount of the batch order per day of delay. If the delay exceeds ten days, Party A has the right to terminate this contract and not to pay the payment, and at the same time, Party B shall compensate for the penalty, channel fines, and other losses caused to Party A due to Party B’s delayed delivery to the customer.

3. Without the written consent of Party A, Party B shall not transfer the processing of this contract to a third party other than Party B’s affiliated parties. Otherwise, Party A has the right to immediately terminate this contract and not to pay the payment. At the same time, Party B shall return the payment already made and compensate Party A with 500,000 yuan per order.

4. If Party A refuses to accept the products produced by Party B after the order takes effect, or informs Party B during the production process that it no longer needs the products of the effective order, Party A shall bear all the costs incurred by Party B in fulfilling the effective order and the direct losses caused thereby.

5. During the term of this agreement, if the performance of the agreement becomes impossible or inconsistent with the agreed terms due to force majeure, the affected party shall not be held liable for breach of contract. However, the affected party must promptly notify the other party of the specific cause, duration, and scope of the force majeure event and must take all necessary measures to mitigate the losses of the other party, otherwise the affected party shall bear the corresponding legal liability.

Article 10: Dispute Resolution

Any disputes arising between Party A and Party B regarding this contract and its performance shall be resolved through friendly consultation. If the consultation fails, either party has the right to file a lawsuit with the People’s Court at the place of contract signing. The losing party shall bear all reasonable expenses incurred in resolving the dispute, including but not limited to litigation fees, preservation fees, guarantee fees, attorney fees, travel expenses, appraisal fees, etc.

Article 11: Contract Effectiveness

1. Contract Effectiveness: The actual business transactions shall be subject to the specific purchase orders that have come into effect between Party A and Party B. Upon the expiration of this contract, if business dealings as stipulated herein continue, the parties shall negotiate and enter into a new contract.

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2. This contract shall come into effect from the date of signature and seal by the legal representatives or authorized representatives of both Party A and Party B, and shall be valid from November 28, 2024, to November 21, 2025.

Article 12: Miscellaneous

1. Neither party nor their personnel shall offer any benefits or economic advantages to the personnel of the other party, including but not limited to providing meals, gifts, financial sponsorships, shopping cards, etc., whether directly, indirectly, and/or in forms such as consultancy arrangements.

2. Both parties agree that any consensus reached by their designated representatives or personnel during the performance of the contract must be confirmed in writing and stamped with the official company seal, otherwise it shall not be recognized by either party. Any communication group established by the representatives or personnel of either party is for the purpose of facilitating work-related exchanges only. Any agreements reached within such communication groups must also be confirmed in writing and sealed, otherwise they will not be acknowledged or binding on either party.

3. If any, both parties shall cooperate with each other in conducting special or annual audits.

4. This contract is made in three copies, with two copies held by Party A and one copy held by Party B, all of which have the same legal effect. The appendices to this contract have the same legal effect as this contract.

5.The contact information and address at the beginning of this contract shall serve as the contact details for the performance of the contract and also as the delivery address for legal documents in dispute resolution. The judicial authority shall be deemed to have completed the service by delivering the legal documents to the contact address at the beginning of this contract through any means. Unless any party changes its contact details, it shall notify the other party, and the changed contact details shall serve as the designated contact details and the delivery address for legal documents.

(There is no text below, this is the signing part)

Party A：Softto Trading (Guangzhou) Co., Ltd.

Person/Authorized Representative：

Sign Date：November 28, 2024

Party B: Guangzhou Kouyan Cosmetics Co., Ltd.

Person/Authorized Representative：

Sign Date ：November 28, 2024

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